[NCS LOGO]

National Convenience Stores Incorporated----------------------------------------

                                                               November 14, 1995

Dear Fellow Participant in the
  NCS Employee Stock Ownership Plan
  and Profit Sharing Plan and Trust:

     On November 8, 1995, National Convenience Stores Incorporated ("NCS") entered into a merger agreement with Diamond Shamrock, Inc. ("Diamond Shamrock") and one of its subsidiaries that provides for the acquisition of NCS by Diamond Shamrock at a price of $27 per share. Under the terms of the merger agreement, a Diamond Shamrock subsidiary has commenced a tender offer for all outstanding shares of NCS common stock at $27 per share and all outstanding warrants to purchase NCS common stock at $9.25 per warrant.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DIAMOND SHAMROCK OFFER AND THE MERGER AND DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF NCS' SECURITYHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL NCS SECURITYHOLDERS ACCEPT THE DIAMOND SHAMROCK OFFER AND TENDER THEIR COMMON STOCK AND WARRANTS TO DIAMOND SHAMROCK.

     In arriving at its recommendation, the Board of Directors gave careful consideration to a number of factors. These factors included, among other things, the opinion dated November 7, 1995 of Merrill Lynch, Pierce, Fenner & Smith, Incorporated, financial advisor to NCS, that the cash consideration to be received by the NCS stockholders and warrantholders pursuant to the Diamond Shamrock offer and the merger is fair to such securityholders from a financial point of view.

     Following the successful completion of the tender offer, the Diamond Shamrock subsidiary will be merged into NCS, and all shares not purchased in the tender offer will be converted into the right to receive $27 per share in cash without interest. Warrants not tendered in the tender offer or exercised prior to the completion of the merger will remain outstanding, but upon exercise and payment of the $17.75 exercise price will represent only the right to receive $27 in cash rather than one share of common stock.

     Enclosed with this letter is a copy of the Company's Solicitation/Recommendation Statement on Schedule 14D-9, a copy of the Offer to Purchase of Diamond Shamrock's subsidiary and related materials which set forth important information. Also enclosed is a form for you to elect whether securities in your ESOP and Profit Sharing Plan accounts will be tendered in the Diamond Shamrock offer and related instructions. We encourage you to read all of the enclosed materials carefully.

     On behalf of myself, the other members of management and the directors of NCS, I want to thank you for the support you have given the Company.

                                          Sincerely,

                                          /s/ V. H. VAN HORN
                                          V. H. Van Horn
                                          President and Chief Executive Officer

P.O. Box 758  Houston, Texas 77001-0758
100 Waugh Drive  Houston, Texas 77007-5827
713-863-2200

                              PROFIT SHARING PLAN
                                   MEMORANDUM

TO: Participants in the National Convenience Stores Incorporated Profit Sharing Plan ("Plan")

FROM:   A.J. Gallerano, Senior Vice President, General Counsel and Secretary

DATE:    November 14, 1995

     This Memorandum is being sent to each Participant in the Plan on behalf of National Convenience Stores Incorporated ("Company").

     In general, Section 13.14(b) of the Plan, which is enclosed, provides that Participants in the Plan whose account holds shares of the Company's stock or holds the Company's warrants may direct the Trustee of the Plan, Merrill Lynch Trust Company of Texas, with respect to its response to tender or exchange offers.

     Accordingly, enclosed is the information that the Company is sending to holders of the Company's common stock and warrants about the tender offer made for the Company by Shamrock Acquisition Corp., a wholly owned subsidiary of Diamond Shamrock, Inc. These materials include sample letters of transmittal (on green and blue paper) for reference only.

     Also enclosed is a Direction Form, printed on beige paper, on which you may indicate the manner in which you wish the Trustee to respond to the tender offer with respect to the shares of the Company's stock and the Company's warrants allocated to your account in the Plan. Your Direction Form should be completed, signed, dated and returned in the enclosed envelope addressed to Boatmen's Trust Company. Your Direction Form must be received no later than December 11, 1995.

     Pursuant to Section 13.14(b)(vi) of the Plan, if a completed Direction Form is not received from a Participant in the Plan, it shall be deemed that such Participant is rejecting the tender or exchange offer.

     Should you have any questions with respect to the Direction Form, please contact Boatmen's Trust Company at 800-456-9852

     CONFIDENTIALITY: THE COMPANY WILL ESTABLISH PROCEDURES DESIGNED TO ENSURE THAT EITHER YOUR DECISION, AS REFLECTED ON YOUR DIRECTION FORM, OR YOUR DECISION NOT TO RETURN THE DIRECTION FORM, WILL REMAIN CONFIDENTIAL. YOUR DECISION WILL NOT BE DISCLOSED TO MANAGEMENT OR DIRECTORS OF THE COMPANY, ANY AFFILIATE OF THE COMPANY, DIAMOND SHAMROCK, INC. OR ANY AFFILIATE OF DIAMOND SHAMROCK, INC.

                              PROFIT SHARING PLAN

13.14  VOTING AND EXCHANGE OFFERINGS WITH RESPECT TO EMPLOYER STOCK

     (b)(i) Each Participant, with respect to Employer Stock allocated or attributable to his Account, shall have the right and shall be afforded the opportunity to direct the Trustee as to the manner in which to respond to any tender or exchange offer, or any matter relating to such an offer, in regard to shares of Employer Stock (an "Offer").

     (ii) The Trustee shall as soon as practicable distribute or cause to be distributed to each Participant such information relating to any Offer the Trustee receives as a stockholder of record of the Company.

     (iii) All directions by a Participant shall be given to the Trustee in writing and in such form and manner as the Committee shall prescribe. A Participant shall be permitted to revoke or change any directions given, provided such revocation or change is received in such form and manner as prescribed herein for giving direction regarding an Offer. Any such directions shall remain in the strict confidence of the Trustee.

     (iv) Direction may be given to the Trustee to take such actions as may be necessary to: (i) to accept the Offer with respect to the Employer Stock as to which a Participant has the right to give such direction, or (ii) to reject the Offer with respect to the Employer Stock as to which a Participant has the right to give such direction.

     (v) To the extent the Trustee has duly received direction from a Participant, the Trustee shall comply therewith.

     (vi) To the extent direction has not been duly received from a Participant, it shall be deemed that each such Participant has duly directed the Trustee to reject the Offer (with respect to the Employer Stock as to which such Participant has the right to give such direction). The Trustee shall respond to the Offer with respect to any unallocated Employer Stock in the same proportion as participants accept or reject the Offer with respect to allocated Employer Stock.

     (vii) The Trustee shall accept or reject such Offer with respect to Employer Stock in accordance with the foregoing on the last day permitted pursuant to such Offer for such action to be taken without the loss of any benefit under the Offer. To be considered duly received by the Trustee, all directions must be received by the Trustee within a reasonable period of time, as determined by the Trustee, prior to such last day so that the Trustee may act in accordance with such written directions.

                              PROFIT SHARING PLAN
                                 DIRECTION FORM

To: Boatmen's Trust Company
    510 Locust Street, 2nd Floor
    St. Louis, Missouri 63101

Pursuant to Section 13.14(b) of the National Convenience Stores Incorporated Profit Sharing Plan ("Plan"), I hereby direct Merrill Lynch Trust Company of Texas to tender the shares and warrants of National Convenience Stores Incorporated allocated to my account in the Plan to Shamrock Acquisition Corp., a wholly owned subsidiary of Diamond Shamrock, Inc. as follows ("x" the appropriate blanks, and complete, if appropriate):


     1. _____   Tender all of such shares.

     2. _____   Tender all of such warrants.

     3. _____   Tender _______________  of such shares only, and do not tender the remaining shares.
                       [insert number]

     4. _____   Tender _______________  of such warrants only, and do not tender the remaining warrants.
                       [insert number]

     5. _____   Do not tender any of such shares or warrants.

THIS DIRECTION FORM SHOULD BE RETURNED IN THE ENCLOSED ENVELOPE ADDRESSED TO BOATMEN'S TRUST COMPANY.

I hereby acknowledge that I am a Participant in the Plan and that I have received a copy of the Offer to Purchase and tender offer materials dated November 14, 1995.

Date: _____________________       Signed: ______________________

Plan Participant (or Beneficiary) Name, Social Security Number, Number of Shares, Number of Warrants and Address:

                                    [LABEL]

                                  CONFIDENTIAL

                         EMPLOYEE STOCK OWNERSHIP PLAN
                                   MEMORANDUM

TO:     Participants in the National Convenience Stores Incorporated Employee Stock
        Ownership Plan ("ESOP")
FROM:   A.J. Gallerano, Senior Vice President, General Counsel and Secretary
DATE:   November 14, 1995

     This Memorandum is being sent to each Participant in the ESOP on behalf of National Convenience Stores Incorporated ("Company").

     In general, Section 8(b) of the ESOP, which is enclosed, provides that Participants in the ESOP whose account holds shares of the Company's stock or holds the Company's warrants may direct the Trustee of the ESOP, Merrill Lynch Trust Company of Texas, with respect to its response to tender or exchange offers.

     Accordingly, enclosed is the information that the Company is sending to holders of the Company's common stock and warrants about the tender offer made for the Company by Shamrock Acquisition Corp., a wholly owned subsidiary of Diamond Shamrock, Inc. These materials include sample letters of transmittal (on green and blue paper) for reference only.

     Also enclosed is a Direction Form, printed on pink paper, on which you may indicate the manner in which you wish the Trustee to respond to the tender offer with respect to the shares of the Company's stock and the Company's warrants allocated to your account in the ESOP. Your Direction Form should be completed, signed, dated and returned in the enclosed envelope addressed to Boatmen's Trust Company. Your Direction Form must be received no later than December 11, 1995.

     Pursuant to Section 8(b)(6) of the ESOP, if a completed Direction Form is not received from a Participant in the ESOP, it shall be deemed that such Participant is rejecting the tender or exchange offer.

     Should you have any questions with respect to the Direction Form, please contact Boatmen's Trust Company at 800-456-9852.

     CONFIDENTIALITY: THE COMPANY WILL ESTABLISH PROCEDURES DESIGNED TO ENSURE THAT EITHER YOUR DECISION, AS REFLECTED ON YOUR DIRECTION FORM, OR YOUR DECISION NOT TO RETURN THE DIRECTION FORM, WILL REMAIN CONFIDENTIAL. YOUR DECISION WILL NOT BE DISCLOSED TO MANAGEMENT OR DIRECTORS OF THE COMPANY, ANY AFFILIATE OF THE COMPANY, DIAMOND SHAMROCK, INC. OR ANY AFFILIATE OF DIAMOND SHAMROCK, INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN

SECTION 8. VOTING OF COMMON STOCK

     (b)(1) Each Participant, with respect to Company Stock allocated to his Company Stock Account, shall have the right and shall be afforded the opportunity to direct the Trustee as to the manner in which to respond to any tender or exchange offer, or any matter relating thereto, in regard to shares of Company Stock (an "Offer").

     (2) The Trustee shall reasonably endeavor to promptly distribute or cause to be distributed to each Participant such information relating to any Offer the Trustee receives as a stockholder of record of NCS.

     (3) All directions by a Participant shall be given to the Trustee in writing and in such form and manner as the Committee shall prescribe. A Participant shall be permitted to revoke or change any directions given, provided such revocation or change is received in such form and manner as prescribed herein for giving direction regarding an Offer. Any such directions shall remain in the strict confidence of the Trustee.

     (4) Direction may be given to the Trustee to take such actions as may be necessary (i) to accept ("Accept") the Offer with respect to the Company Stock as to which a Participant has the right to give such direction, or (ii) to reject ("Reject") the Offer with respect to the Company Stock as to which a Participant has the right to give such direction.

     (5) To the extent the Trustee has duly received direction from a Participant, the Trustee shall comply therewith.

     (6) To the extent direction has not been duly received from a Participant, it shall be deemed that each such Participant has duly directed the Trustee to Reject the Offer (with respect to the Company Stock as to which such Participant has the right to give such direction). The Trustee shall respond to the offer with respect to any unallocated Company Stock in the same proportion as Participants Accept or Reject the Offer with respect to allocated Company Stock.

     (7) The Trustee shall Accept or Reject such Offer with respect to Company Stock in accordance with the foregoing on the last day permitted pursuant to such Offer for such action to be taken without the loss of any benefit under the Offer. To be considered duly received by the Trustee, all directions must be received by the Trustee within a reasonable period of time, as determined by the Trustee, prior to such last day so that the Trustee may act in accordance with such written directions.

                         EMPLOYEE STOCK OWNERSHIP PLAN
                                 DIRECTION FORM

To: Boatmen's Trust Company
    510 Locust Street, 2nd Floor
    St. Louis, Missouri 63101

Pursuant to Section 8(b) of the National Convenience Stores Incorporated Employee Stock Ownership Plan ("ESOP"), I hereby direct Merrill Lynch Trust Company of Texas to tender the shares and warrants of National Convenience Stores Incorporated allocated to my account in the ESOP to Shamrock Acquisition Corp., a wholly owned subsidiary of Diamond Shamrock, Inc. as follows ("x" the appropriate blanks, and complete, if appropriate):

     1. _____   Tender all of such shares.

     2. _____   Tender all of such warrants.

     3. _____   Tender _______________  of such shares only, and do not tender the remaining shares.
                       [insert number]

     4. _____   Tender _______________  of such warrants only, and do not tender the remaining warrants.
                       [insert number]

     5. _____   Do not tender any of such shares or warrants.

THIS DIRECTION FORM SHOULD BE RETURNED IN THE ENCLOSED ENVELOPE ADDRESSED TO BOATMEN'S TRUST COMPANY.

I hereby acknowledge that I am a Participant in the ESOP and that I have received a copy of the Offer to Purchase and tender offer materials dated November 14, 1995.

Date: ______________________      Signed: _______________

Plan Participant (or Beneficiary) Name, Social Security Number, Number of Shares, Number of Warrants and Address:

                                    [LABEL]

                                  CONFIDENTIAL